UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 16, 2020

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AHT	New York Stock Exchange
Preferred Stock, Series D	AHT-PD	New York Stock Exchange
Preferred Stock, Series F	AHT-PF	New York Stock Exchange
Preferred Stock, Series G	AHT-PG	New York Stock Exchange
Preferred Stock, Series H	AHT-PH	New York Stock Exchange
Preferred Stock, Series I	AHT-PI	New York Stock Exchange

ITEM 7.01     REGULATION FD DISCLOSURE.
In April 2018, Ashford Hospitality Trust, Inc. (the “Company”) refinanced the Highland Pool loan, which currently consists of a mortgage loan agreement, a senior mezzanine loan agreement and a junior mezzanine loan agreement. The loans have a two-year initial term that matured on April 9, 2020, and five one-year extension options, subject to the satisfaction of certain conditions. Additionally, the weighted average interest rate of the loans is LIBOR + 3.20% and each loan requires monthly payments of interest only. The loans are secured by nineteen hotels: Courtyard Boston Downtown, Courtyard Denver, Courtyard Gaithersburg, Hampton Inn Parsippany, Hilton Parsippany, Hilton Tampa, Hilton Garden Inn Austin, Hilton Garden Inn BWI, Hilton Garden Inn Virginia Beach, Hyatt Windwatch Long Island, Hyatt Savannah, Marriott DFW Airport, Marriott Omaha, Marriott Sugarland, Renaissance Palm Springs, Ritz-Carlton Atlanta, Churchill Hotel Washington D.C., Melrose Hotel in Washington D.C. and Silversmith Hotel in Chicago.

On April 9, 2020, the Company failed to make the interest payment due on the loans. On July 16, 2020, the Company entered into standstill agreements with each of the lenders (collectively, the “Standstill Agreements”). Pursuant to the Standstill Agreements, the April 2020 interest payments were paid and the lenders consented to: (i) the deferral of interest payments for a period of six months beginning May 9, 2020 through and including October 9, 2020, with interest payments resuming on November 9, 2020; (ii) repayment of all deferred interest to the extent of excess cash flow from the hotels commencing on November 9, 2020, subject to a minimum required monthly repayment under the mortgage loan equal to 1/12th of the interest deferred under the mortgage loan; (iii) the utilization of FF&E reserve funds (from the furniture, fixtures and equipment reserve account generally reserved to finance capital improvements to the property) and PIP reserve account funds (from the property improvement plan account generally reserved to finance the renovation of a hotel in compliance with brand standards) for the payment of operating shortfalls at the hotels, subject to replenishment to the extent of excess cash flow from the hotels commencing on November 9, 2020; and (iv) the extension of the loans for the first extension term maturing April 9, 2021.

In the aggregate, including the Highland Pool loan, the Company has entered into forbearance agreements and accommodation agreements with varying terms and conditions that conditionally waive or defer payment defaults for loans with a total outstanding principal balance of approximately $1 billion out of approximately $4.1 billion in property level debt outstanding as of March 31, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2020

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ ROBERT G. HAIMAN
Robert G. Haiman
Executive Vice President, General Counsel & Secretary